                                STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT, dated as of this 11th day of June, 1997, is by and among Wavetek Corporation, a Delaware corporation (the "COMPANY"), DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ First ESC L.L.C, DLJ EAB Partners, L.P. and DLJ Millennium Partners, L.P. (collectively, and together with DLJMB, the "DLJ INVESTORS"), Green Equity Investors II, L.P. ("GEI"), Schroder UK Venture Fund III, L.P., Schroder UK Venture Fund III, L.P.2, Schroder UK Venture Fund III Trust (collectively, "SCHRODER"), Yokogawa Electric Corporation ("YOKOGAWA", and together with the DLJ Investors, GEI and Schroder, the "INSTITUTIONAL INVESTORS"), Dr. Terence J. Gooding ("GOODING"), and the management Stockholders listed on Schedule I hereto (the "MANAGEMENT STOCKHOLDERS" and together with the Institutional Investors and Gooding, the "STOCKHOLDERS").

                                       RECITALS

         A. WHEREAS, pursuant to the terms of the Stock Purchase and Recapitalization Agreement dated as of May 23, 1997 (the "RECAPITALIZATION AGREEMENT") by and among the Company, the DLJ Investors, GEI, and certain stockholders of the Company, the DLJ Investors and GEI will purchase from the Company 1,674,810 and 753,660 shares, respectively, of Common Stock (as defined below) representing 34.28% and 15.43%, respectively, of the outstanding shares of Common Stock immediately after the transactions contemplated by the Recapitalization Agreement.

         B. WHEREAS, the Company and the Stockholders are concurrently entering into a Registration Rights Agreement to provide for piggy-back and demand registration rights for the benefit of the Stockholders (the "REGISTRATION RIGHTS AGREEMENT").

         C. WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with regard to each other and the Company.

                                      AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

         As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

    "ACT" shall mean the Securities Act of 1933, as amended.

    "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, ownership of 10% or more of the voting common equity of a Person shall be deemed to be control of such Person.

    "COMMISSION" shall mean the Securities and Exchange Commission.

    "COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of the Company.

    "DLJSC" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

    "EXEMPT TRANSFER" shall mean (i) transfers by a Stockholder to its Permitted Transferees; or (ii) transfers by a Stockholder who is an employee of the Company of his or her Shares to the Company in connection with the termination of employment by such employee; PROVIDED, HOWEVER, that no such transfer pursuant to the foregoing clause (i) shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement as if such transferee were a Stockholder with respect to such transferred Shares, after which such transferee shall be deemed a "Stockholder" for all purposes under this Agreement.

    "PERMITTED TRANSFEREE" means any of the following who agrees to be bound by and become a party to this Agreement: (i) with respect to transfers by the Institutional Investors, any Affiliates thereof, and (ii) with respect to transfers by Gooding or the Management Stockholders, a spouse, child, grandchild, stepchild or a child of a stepchild thereof or a trust as to which Gooding, the Management Stockholder or such spouse, child, grandchild, stepchild or child of a stepchild thereof exercises substantial control over the investment of the trust assets. Upon (i) execution and delivery by a Permitted Transferee of this Agreement and (ii) receipt of Shares of Common Stock from the transferring Stockholder, the Permitted Transferee shall be deemed to be a "Stockholder" for all purposes under this Agreement.

    "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    "PROPOSED SALE" shall have the meaning set forth in Section 4.1.

    "QUALIFIED IPO" shall mean the initial underwritten offering by the Company of Common Stock registered with the Commission under the Act (i) after which the Common Stock is included for quotation on the Nasdaq National Market or listed on a national securities exchange and (ii) having an aggregate offering price to the public (before underwriters' discounts and commissions) of at least $20,000,000.

    "SELLING STOCKHOLDER" shall have the meaning set forth in Section 4.1.

    "SECURITIES" shall have the meaning set forth in Section 4.3.

    "SHARES" shall mean the shares of Common Stock now owned and hereafter acquired by the Stockholders.

    "STOCKHOLDER'S PERCENTAGE SHARE" shall mean, as applied to any transaction covered by Section 4.1, a fraction, the numerator of which is the number of shares of Common Stock held by such Stockholder, and the denominator of which is the number of shares of Common Stock held by all Stockholders other than the Stockholder(s) participating in the transaction which gave rise to the first-offer right contained in Section 4.1.

    "TAG-ALONG NOTICE" shall have the meaning set forth in Section 4.2.

    "TAG-ALONG RIGHT" shall have the meaning set forth in Section 4.2.

    "TAG-ALONG STOCKHOLDERS" shall have the meaning set forth in Section 4.2.


                                      ARTICLE 2

                                      GOVERNANCE

    2.1  BOARD OF DIRECTORS.

         (a) The Stockholders hereby agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the Shares owned by them, calling special meetings of stockholders and executing and delivering written consents) such that the Board of Directors of the Company shall consist of up to nine directors, who shall be designated as follows: (i) two (or three if an additional director is designated pursuant to the last sentence of this Section 2.1(a)) of such members shall be persons designated by DLJMB for as long as the DLJ Investors and/or their Permitted Transferees shall own at least 20% of the outstanding Common Stock of the Company; (ii) one of such members shall be a person designated by GEI for as long as GEI and/or its Permitted Transferees shall own at least 5% of the outstanding Common Stock of the Company; (iii) three (or four if an additional director is designated pursuant to the last sentence of this Section 2.1(a)) of such members shall be persons designated by Gooding for as long as Gooding and/or his Permitted Transferees shall own at least 10% of the outstanding Common Stock of the Company; and (iv) one of such members shall be a person designated by Gooding for as long as Gooding and/or his Permitted Transferees shall own at least 10% of the outstanding Common Stock of the Company, subject to approval by DLJMB for as long as the DLJ Investors and/or their Permitted Transferees own at least 20% of the outstanding Common Stock of the Company. It is agreed that, as of the effective date of this Agreement, the directors initially designated in clause (i) shall be Kenneth D. Moelis and David B. Wilson; the director initially designated in clause (ii) shall be Peter J. Nolan; the directors initially designated in clause (iii) shall be Gooding, Derek T. Morikawa and Ben J. Constantini;

and the director initially designated in clause (iv) shall be Kenneth Baker. In the event the DLJ Investors and/or their Permitted Transferees own at least 10% but less than 20% of the outstanding Common Stock of the Company, DLJMB shall have the right to appoint only two directors. In the event the DLJ Investors and/or their Permitted Transferees own at least 5% but less than 10% of the outstanding Common Stock of the Company, DLJMB shall have the right to appoint only one director. In the event Gooding and/or his Permitted Transferees own at least 5% but less than 10% of the outstanding Common Stock of the Company, Gooding shall have the right to appoint only two directors. Prior to a Qualified IPO, each of DLJMB and Gooding may designate an additional director pursuant to clause (i) or (iii) above.

         (b) Upon the consummation of a Qualified IPO, the parties hereto agree that the size of the Board of Directors shall consist of nine members, at least two of which shall be "independent directors" (or the legal equivalent) under the rules and regulations of the New York Stock Exchange, Inc. or other principal securities exchange on which the Common Stock is listed or traded.

         (c) If a director has been designated by a Stockholder and elected pursuant to this Section 2.1 and if such Stockholder requests that such director be removed (with or without cause) by written notice thereof to the other Stockholders of the Company, then such director shall be removed, upon the affirmative vote of holders of a majority of the outstanding shares of Common Stock, and each Stockholder hereby agrees to vote all Shares owned or held of record by such persons or entities to effect such removal upon such request.

         (d) In the event a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of a director or otherwise, the Stockholder who originally designated such director shall nominate a replacement director, and each Stockholder agrees to cause the director(s) designated by such Stockholder to vote for such nominated individual to fill such vacancy.

         (e) If neither DLJMB, GEI nor Gooding has the right to designate any one of the directors, the right to designate such director shall devolve on all holders of the Common Stock.

    2.2 APPROVAL OF CERTAIN TRANSACTIONS. In addition to any approval of the Board of Directors required by applicable law, the following transactions shall require the specific approval of (i) DLJMB for as long as the DLJ Investors and/or their Permitted Transferees shall own at least 20% of the outstanding Common Stock of the Company and (ii) Gooding for as long as Gooding and/or his Permitted Transferees shall own at least 20% of the outstanding Common Stock of the Company:

         (a) any direct or indirect investment by the Company in, or purchase or other acquisition by the Company of, in one or a series of transactions, any business, assets, securities or other property of another person, which transaction or series of transactions has an aggregate value in excess of $10,000,000;

         (b) any sale, lease, exchange or other disposition of any material asset or assets of the Company having an aggregate fair market value in excess of $10,000,000;

         (c) any merger, consolidation or sale of all, or substantially all, of the assets of the Company;

         (d) any incurrence by the Company or its subsidiaries of indebtedness in excess of $10,000,000 other than the incurrence of debt to finance working capital in the ordinary course of business and other than refinancing of indebtedness existing at the date of this Agreement;

         (e) any issuance by the Company of equity securities other than (i) pursuant to agreements in existence as of the date of this Agreement (ii) pursuant to any stock option or other incentive-based plan for employees of the Company and (iii) in connection with a transaction described in clause (a) or
(b) above with a value of $10,000,000 or less;

         (f) the engagement of any investment banking firm by the Company in connection with an offering of securities or any other transaction;

         (g) any significant change in or expansion of the Company's business outside of the test instrument industry or any business reasonably related thereto;

         (h) the appointment of any chief executive officer who succeeds Gooding to such position;

         (i) any agreement or transaction between the Company and any Affiliate of the Company involving the transfer of any consideration (whether cash, securities, property or otherwise) between the Company and such Affiliate; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) transactions between the Company and any of its subsidiaries, or among any of such subsidiaries, (B) payments or advances to employees of the Company or its subsidiaries in the ordinary course of business, (C) transactions pursuant to any stock option or other incentive-based plan for employees of the Company or its subsidiaries that is approved by the Board of Directors, (D) transactions contemplated by this Agreement or agreements entered into in connection with the closing of the Recapitalization Agreement and (E) transactions pursuant to any arrangements existing on the date hereof; and

         (j) any action to amend or repeal any provision of the Company's Articles of Incorporation or By-laws.

    2.3 QUORUM. For so long as DLJMB shall have the right under this Agreement to designate any directors, in regard to a meeting of the Board of Directors, a quorum of the Board shall not be deemed to exist unless there is a majority of the members of the Board of Directors present and at least one director designated by DLJMB is a part of such quorum; PROVIDED, HOWEVER, if there would have otherwise been a quorum but for the absence of all of the directors designated by DLJMB, a majority of directors present for such meeting may adjourn the meeting and send a special notice to the directors designated by DLJMB and the other directors not in attendance at the meeting setting a date for reconvening the meeting of the Board of Directors at least three business days after the meeting as to which no quorum existed by virtue of the absence of all of the directors designated by DLJMB was adjourned, and the Board of Directors may reconvene at such time and conduct business if a quorum is otherwise present, regardless of whether a director designated by DLJMB is in attendance.

    2.4 NOTICE. The Stockholders agree to cause the Bylaws of the Company to provide that the Board of Directors will not take any action at a meeting unless notice of such meeting shall have been given to each director at least ten days prior thereto.

                                      ARTICLE 3

                                TRANSFER RESTRICTIONS

    3.1 FIRST YEAR ANNIVERSARY. Prior to the earlier of the first anniversary of this Agreement and the consummation of a Qualified IPO, no Stockholder may transfer or pledge any Shares other than in connection with an Exempt Transfer.

    3.2 SECOND THROUGH FIFTH YEAR ANNIVERSARIES. From and after the first anniversary of this Agreement until the earlier of the fifth year anniversary of this Agreement and the consummation of a Qualified IPO:

         (a) the Institutional Investors may transfer their Shares subject to the other Stockholders' rights of first offer under Section 4.1 and Tag-Along Rights under Section 4.2;

         (b) the Management Stockholders (other than Gooding) may transfer their Shares only pursuant to exercise of the Tag-Along Rights granted to them in Sections 4.2;

         (c) Gooding may transfer (i) such number of Shares of Common Stock such that, after such transfer, Gooding owns Shares representing not less than 20% of the number of Shares outstanding at the time of this Agreement, subject to the other Stockholders' rights of first offer under Section 4.1 and Tag-Along Rights under Section 4.2 and (ii) the remainder of his Shares only pursuant to exercise of the Tag-Along Rights granted to him in Sections 4.2; PROVIDED, HOWEVER, that in the event Gooding is no longer the chief executive officer of the Company, Gooding may transfer all of his Shares of Common Stock pursuant to clause (i) of this Section 3.2(c); and

         (d)  any Stockholder may transfer its Shares in an Exempt Transfer.

    3.3 FIFTH THROUGH TENTH YEAR ANNIVERSARIES. From and after the fifth anniversary of this Agreement until the earlier of the tenth year anniversary of this and the consummation of a Qualified IPO, any Stockholder may transfer its Shares subject to the other Stockholders' rights of first offer under Section 4.1 and Tag-Along Rights under Section 4.2.

    3.4  RELEASE OF TRANSFER RESTRICTIONS IN CONNECTION WITH QUALIFIED IPO.

         In addition, Stockholders may transfer Shares in connection with a Qualified IPO in accordance with the following provisions:

         (a) If the Company elects to offer Common Stock pursuant to a Qualified IPO or is required to make a registration that would constitute a Qualified IPO, the Board of Directors shall deliver a written notice to each of the Stockholders at least 30 days prior to the filing of the initial registration statement in connection with such Qualified IPO (the "IPO Notice"). Within 10 days of receipt of such notice, the DLJ Investors may elect to participate in such Qualified IPO as a selling Stockholder by delivering to the Company and each other Stockholder, a notice stating (i) the DLJ Investors' bona fide intention of participating in such Qualified IPO and (ii) and the number of Shares the DLJ Investors wish to sell in such Qualified IPO. The number of Shares that the DLJ Investors may include in the Qualified IPO will be determined in accordance with the Registration Rights Agreement.

         (b) If the DLJ Investors elect to participate in the Qualified IPO in accordance with Section 3.4(a) above, the other Institutional Investors may also elect to participate in such Qualified IPO by delivering a notice to the Company and each of the other Stockholders within 20 days of receipt of the IPO Notice, which notice shall state (i) such Stockholder's bona fide intention of participating in such Qualified IPO and (ii) and the number of Shares such Stockholder wishes to sell in such Qualified IPO; PROVIDED, HOWEVER, that the maximum number of Shares a Stockholder may sell in a Qualified IPO is the total number of Shares owned by such Stockholder MULTIPLIED BY a fraction, the numerator of which is the number of Shares to be sold by the DLJ Investors in the Qualified IPO and the denominator of which is the total number of Shares owned by the DLJ Investors, subject to the provisions of Sections 2(d) and 3(b) of the Registration Rights Agreement (the "IPO PORTION").

         (c) If the DLJ Investors elect to participate in the Qualified IPO in accordance with Section 3.4(a) above, Gooding and the Management Stockholders may sell such number of Shares, if any, in the Qualified IPO as the managing underwriter for such Qualified IPO approve; PROVIDED, HOWEVER, that the maximum number of Shares Gooding and each Management Stockholder may sell in a Qualified IPO is such Stockholder's IPO Portion; PROVIDED, further, that if Gooding is no longer Chief Executive Officer of the Company, he shall have the rights of an Institutional Investor pursuant to Section 3.4(b) above.

         (d) If the DLJ Investors do not elect to participate in a Qualified IPO, no other Stockholder may participate in the offering unless such Qualified IPO has been demanded by the Stockholders holding at least 40% of the outstanding Common Stock of the Company in accordance with the provisions of
Section 2(c) of the Registration Rights Agreement. If the Offering has been demanded in accordance with such provisions of the Registration Rights Agreement, the Stockholders demanding such registration shall have the right to participate in the Qualified IPO.

    3.5 NO FURTHER TRANSFER RESTRICTIONS. The Stockholders shall no longer be bound by the transfer restrictions of this Article III following the first to occur of (i) the consummation of a Qualified IPO, (ii) the later of the date upon which the DLJ Investors and their Permitted Transferees own less than 5% of the outstanding Shares of Common Stock or the date on which Gooding and his Permitted Transferees own less than 5% of the outstanding shares of Common Stock, or (iii) the ten year anniversary of this Agreement.

                                      ARTICLE 4

                       RIGHT OF FIRST OFFER; TAG-ALONG RIGHTS;
              CERTAIN PURCHASE RIGHTS; SHARES SUBJECT TO THIS AGREEMENT

    4.1. RIGHT OF FIRST OFFER.

         (a) GENERAL. If, prior to the consummation of a Qualified IPO, a Stockholder ("Selling Stockholder") proposes to sell Shares to a third party other than pursuant to an Exempt Transfer (a "PROPOSED SALE"), the Selling Stockholder must first comply with the procedures set forth in this Section 4.1 and in Section 4.2.

              (i) The consideration for the Proposed Sale shall consist solely of cash.

              (ii) The Selling Stockholder shall deliver a notice (the "OFFERING NOTICE") to the Company and to each of the Stockholders stating (1) the Selling Stockholder's bona fide intention to sell Shares in the Proposed Sale; (2) the number of Shares it proposes to sell; and (3) the price and terms of the Proposed Sale.

              (iii) Within 20 days after the Offering Notice is given, the Company may elect by written notice to the Selling Stockholder to purchase from the Selling Stockholder, at the price and on the terms specified in the Offering Notice, any or all of the Shares proposed to be sold in the Proposed Sale; PROVIDED, HOWEVER, that in the event the Company elects to purchase some but not all of the Shares proposed to be sold in the Proposed Sale, the Company's right to purchase such Shares will be conditioned upon the purchase of the remainder of such Shares by the Stockholders pursuant to Section 4.1(a)(v) and (vi).

              (iv) Subject to Subsection 4.1(a)(vi), the purchase of such Shares by the Company shall take place within 20 days after the date of the Company's notice.

              (v) In the event the Company does not elect to purchase all of the Shares offered in the Offering Notice, the Company shall give written notice to each of the Stockholders (the "REOFFER NOTICE"), of the number of Shares available for purchase (the "REOFFERED SHARES") on or before the final day of such 20-day period and the right to purchase such Reoffered Shares shall pass automatically to each of such Stockholders. Each such Stockholder shall initially be entitled to purchase such Stockholder's Percentage Share of the Reoffered Shares. In the event that any Shares remain after such allocation and Stockholders remain who desire to purchase additional Shares in excess of their Stockholder's Percentage Share, all of the remaining Shares which such Stockholders have elected to purchase shall be allocated to them PRO RATA based on the number of Shares held by them, or otherwise as agreed to among such remaining Stockholders.
         Each Stockholder will have 20 days from receipt of the Reoffer Notice to exercise its purchase rights under this Section 4.1 by written notice to the Selling Stockholder and to the Company. The closing of any purchase and sale under this subsection shall be held within 20 days following the exercise by such Stockholder of the purchase rights hereunder.

              (vi) Such purchase rights shall only apply if the Company and the Stockholders, collectively, acquire all, but not less than all, of the Shares proposed to be sold in the Offering Notice. In the event the Company elects to acquire some but not all of the Shares proposed to be sold in the Offer Notice, the Company's purchase of Shares shall occur simultaneously with the purchase of Shares by the Stockholders.

              (vii) In the event that the rights of first offer set forth in
          Section 4.1 are not exercised, and the Selling Stockholder, to the extent applicable, has complied with Section 4.2 below, the Selling Stockholder may sell, at any time within 120 days from the date of the Reoffer Notice, the number of Shares it proposed to sell in the Proposed Sale on price and terms no less favorable to the purchaser than those of the Proposed Sale, provided that the Selling Stockholder may not sell such Shares to a Person if the Board of Directors has determined that such Person is reasonably likely to be a competitor of the Company or a person whose interests would be adverse to the Company.

    4.2. TAG-ALONG RIGHT. In the event that the rights of first offer set forth in Section 4.1 are not exercised, each of the other Stockholders (the "TAG-ALONG STOCKHOLDERS") shall have the right (the "TAG-ALONG RIGHT") to include up to the following number of its Shares in the Proposed Sale: the total number of Shares proposed to be sold by the Selling Stockholder in the Proposed Sale MULTIPLIED BY a fraction the numerator of which is the number of Shares owned by such Tag-Along Stockholder and the denominator of which is the aggregate number of Shares owned by such Selling Stockholder and by all Tag-Along Stockholders exercising their Tag-Along Rights hereunder. Any Shares purchased from such Stockholders pursuant to this Section 4.2 shall be at the same price per Share and upon the same terms and conditions as such Proposed Sale. The Selling Stockholder shall, not less than 30 days prior to each Proposed Sale, notify, or cause to be notified, each Stockholder in writing of each such Proposed Sale. Such notice shall set forth: (A) the name of the Selling Stockholder and the number of Shares proposed to be sold, (B) the name and address of the proposed purchaser, (C) the proposed per share purchase price (which must be payable in cash) and the terms and conditions of payment offered by such proposed purchaser, and (D) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 4.2 and has agreed to purchase Shares in accordance with the terms hereof.

          The Tag-Along Right may be exercised by any Stockholder by delivery of a written notice to the Selling Stockholder (the "TAG-ALONG NOTICE") within 15 business days following its receipt of the notice specified in the last sentence of the preceding paragraph. The Tag-Along Notice shall state the number of Shares that such Stockholder proposes to include in such transfer to the proposed purchaser determined as aforesaid.

          The Company agrees not to effect any transfer of Shares by any Stockholder until it has received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

          Notwithstanding the foregoing, (i) only GEI is entitled to exercise Tag-Along Rights with respect to the first 335,000 Shares transferred by the DLJ Investors and (ii) only the DLJ Investors are entitled to exercise Tag-Along Rights with respect to the first 150,000 Shares transferred by GEI.

    4.3. CERTAIN PREEMPTIVE RIGHTS. If prior to a Qualified IPO the Company proposes to issue, sell, or grant securities convertible into shares of Common Stock (collectively, the "Securities"), then the Company shall, no later than 30 days prior to the consummation of such issuance, give written notice to all Stockholders of such proposed issuance. Such notice shall describe the proposed issuance, and contain an offer to each of the Stockholders to sell to such Stockholder, at the same price and for the same consideration to be paid by the proposed purchasers, such Stockholder's pro rata portion (which shall be a percentage equal to the percentage of the outstanding Common Stock held by such Stockholder before such proposed issuance; PROVIDED, HOWEVER, that if the use of proceeds of such Securities issuance shall include the repurchase of Common Stock, then such percentage shall be calculated assuming the consummation of such repurchase) of the Securities to be sold. If any such Stockholder fails to accept such offer by written notice within 25 days after its receipt of the Company's notice, the Company may proceed with such proposed issuance, free of any right on the part of such Stockholder under this Section 4.3 in respect thereof. This Section 4.3 shall not apply to: (i) issuances to employees or pursuant to employee benefit or stock option plans which shall not exceed 10% in the aggregate of the shares of capital stock of the Company, on a fully diluted basis; (ii) Securities distributed or set aside to all holders of Common Stock on a per share equivalent basis; (iii) any other issuance of Securities pursuant to or as a result of the transactions contemplated by the Recapitalization Agreement or issuance of Securities upon the conversion, exercise or exchange of such Securities or (iv) Securities issued in a business combination or acquisition approved pursuant to Section 2.2.

    4.4 SHARES SUBJECT TO THIS AGREEMENT. If, prior to a Qualified IPO, the Company shall issue any Securities in a transaction as to which the rights under
Section 4.3 apply, or any Stockholder shall transfer Shares in a transaction subject to Sections 4.1 and 4.2, the purchaser of such Securities shall execute a copy of this Agreement and such purchaser shall be subject to this Agreement.

                                      ARTICLE 5

                                    MISCELLANEOUS

    5.1 LEGEND. The certificates representing the Common Stock to be purchased by each of the Stockholders shall bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 11, 1997. SUCH SECURITIES ARE ALSO SUBJECT TO
    A REGISTRATION RIGHTS AGREEMENT DATED JUNE 11, 1997. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EXEMPTION THEREFROM UNDER THE ACT OR LAW OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

    Each of the parties hereto agrees that it will not transfer any Shares without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel (including in-house or special counsel), in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof; PROVIDED, HOWEVER, that in case of any sale or other transfer of Shares to any person or entity who is an "accredited investor" (as such term is defined and used in Rule 501 of Regulation D under the Act), no opinion of counsel shall be required if the transferor obtains a representation from such person or entity that it is an accredited investor and is acquiring such Shares for its own account and with no intention of distributing or reselling said Shares or any part thereof, or interest therein, in any transaction that would violate the securities laws of the United States of America or any state thereof, without prejudice, however, to such person's or entity's right at all times to sell or otherwise dispose of all or any part of said Shares pursuant to an effective registration statement under the Act or any exemption from such registration available under the Act, and subject, nevertheless, to such person's or entity's disposition of its property being at all times within its control.

    5.2 TERMINATION OF SUCCESSION PLAN. Upon the effective date of this Agreement, the succession plan in the event of Gooding's death adopted by the Company pursuant to a Board resolution dated as of June 27, 1994 shall terminate and be of no further effect.

    5.3 SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns including any party to which any Stockholder has transferred or sold his or its Shares. Except as provided herein, each transferee of Shares from a party hereto or a Permitted Transferee thereof shall take such Shares subject to the same restrictions as existed in the hands of the transferor; PROVIDED that if Gooding or an Institutional Investor transfers Shares, the transferee shall only have rights as a Stockholder hereunder and not the rights of Gooding or such Institutional Investor.

    5.4 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express);
and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company addressed to:

              Wavetek Corporation
              11995 El Camino Real, Suite 301
              San Diego, California  92130
              Telecopy No.: (619) 793-2310
              Attention:  Chief Executive Officer

          If to any Stockholder to such Stockholder at the address indicated on
          Schedule II hereto.

    5.5 RECAPITALIZATIONS, ETC. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

    5.6 LEAD UNDERWRITER. As long as the DLJ Investors own 5% or more of the outstanding Shares, DLJSC shall have the right but not the obligation to act as the lead underwriter in a Qualified IPO. If requested, the Stockholders agree to vote in favor of such engagement.

    5.7 INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

    5.8   CHOICE OF LAW.  THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND
THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS OF DELAWARE LAW).

    5.9 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of the Stockholders holding at least two-thirds of the outstanding Shares. However, no amendment, supplement, modification or waiver of this Agreement diminishing a Stockholder's right of first offer pursuant to Section 4.1 or Tag-Along Rights pursuant to
Section 4.2 hereof shall be binding unless executed in writing by each such Stockholder affected. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    5.10 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    5.11 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

    5.12 TITLES. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    5.13 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    5.14 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.13 WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

    5.15 ASSUMPTION OF THIS AGREEMENT. In the event any Stockholder sells, transfers or otherwise disposes of any of his or its Shares to a Permitted Transferee such transferee shall execute an assumption agreement in the form of Exhibit A hereto pursuant to which such transferee agrees to assume the rights and obligations of such transfer pursuant to this Agreement. In addition, in the event any Stockholder or any of his or its Permitted Transferees sells, transfers or otherwise disposes of his or its Shares to a person or entity other than a Permitted Transferee, such person or entity shall execute an assumption agreement pursuant to which such person or entity agrees to assume the obligations of such or such Permitted Transferee.

    5.16 TERM. Unless earlier terminated by mutual agreement among the parties hereto, the provisions of Articles 3 and 4 shall terminate upon the earlier to occur of a Qualified IPO or upon the tenth year anniversary of this Agreement and all other provisions of this Agreement shall terminate upon the tenth year anniversary of this Agreement. Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder and its Permitted Transferees when such Stockholder and its Permitted Transferees no longer own any shares of Registrable Securities (except if such shares are transferred in violation of this Agreement).

    5.17 TERMINATION OF OLD STOCKHOLDERS AGREEMENTS. This Agreement supersedes and replaces the following agreements, which as of this date shall be deemed null and void and without further effect: (i) the Stockholders' Agreement dated April 23, 1996 and the Supplemental Stockholders' Agreement dated April 23, 1996 with Yokogawa Electric Corporation and (ii) the Stock Purchase Agreement dated June 26, 1991, the Supplemental Stockholders' Agreement dated October 25, 1994 and Addenda Number One to the Stockholders Agreement dated April 23, 1996 with Schroder UK Venture Fund III L.P., Schroder UK Venture Fund III L.P. 2 and Schroder UK Venture Fund III Trust.

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.



                             WAVETEK CORPORATION


                             By:  /s/ Terence J. Gooding
                                 ---------------------------------------------
                                  Name: Dr. Terence J. Gooding
                                  Title:  Chief Executive Officer


                             DLJ MERCHANT BANKING PARTNERS II, L.P.


                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             DLJ OFFSHORE PARTNERS II, C.V.


                             By:  DLJ Merchant Banking II, L.P.
                                  Managing General Partner


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             DLJ DIVERSIFIED PARTNERS, L.P.


                             By:  DLJ Diversified Partners, Inc.


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:

                             DLJMB FUNDING II, INC.


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             UK INVESTMENT PLAN 1997 PARTNERS

                             By:  Donaldson, Lufkin & Jenrette, Inc.
                                  General Partner


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             DLJ FIRST ESC L.L.C.

                             By:  DLJ LBO Plans Management Corporation
                                  As Manager


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             DLJ EAB PARTNERS, L.P.


                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:

                             DLJ MILLENNIUM PARTNERS, L.P.


                             By:  DLJ Merchant Banking II, Inc.
                                  Managing General Partner


                             By:  /s/ David B. Wilson
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             GREEN EQUITY INVESTORS II, L.P.

                             By:  Grand Avenue Capital Partners, L.P.
                                  Grand Avenue Capital Corporation,
                                  its general partner


                             By:  /s/ Peter Nolan
                                 ---------------------------------------------
                                  Name:
                                  Title:


                             DR. TERENCE J. GOODING


                               /s/ Terence J. Gooding
                             -------------------------------------------------
                             Dr. Terence J. Gooding


                             SCHRODER UK VENTURE FUND III
                               A Group consisting of three entities:
                               Schroder UK Venture Fund III Trust
                               Schroder UK Venture Fund III L.P.
                               Schroder UK Venture Fund III L.P. 2
                               By:          SCHRODER VENTURE MANAGERS LIMITED,
                                            Manager


                                            By:  /s/ Peter L. Everson
                                               ---------------------------
                                                Peter L. Everson, Director of
                                                the Manager of each of the
                                                three entities comprising the
                                                Fund

                             YOKOGAWA ELECTRIC CORPORATION


                             By:  /s/ Tetsuji Ishizuka
                                 ---------------------------------------------
                                        Name:  Tetsuji Ishizuka
                                        Title:  General Counsel



                                   BARBARA A. GOODING
                                   TERENCE J. AND BARABARA A. GOODING CRUT
                                   TERENCE J. GOODING GRAT 1
                                   TERENCE J. GOODING GRAT 2
                                   BARBARA A. GOODING GRAT
                                   GOODING FAMILY FOUNDATION
                                   GOODING INVESTMENTS, INC.
                                   ANTHONY P. GOODING
                                   ANTHONY P. GOODING CRUT
                                   TERENCE J. GOODING, JR.

                                   TERENCE J. GOODING, JR. CRUT
                                   PAUL L. GOODING
                                   PAUL L. GOODING CRUT
                                   KATHRYN A. VALVERDE
                                   KATHRYN A. VALVERDE CRUT
                                   MATTHEW T. LONDON
                                   MATTHEW T. LONDON CRUT
                                   REBECCA J. BELLATI
                                   REBECCA J. BELLATI CRUT
                                   VICTORIA L. GOODING
                                   VICTORIA L. GOODING CRUT
                                   KYLE L. GOODING INTER VIVOS TRUST
                                   AMANDA L. GOODING INTER VIVOS TRUST
                                   PATRICK A. GOODING INTER VIVOS TRUST
                                   AMANDA N. MCPHERSON INTER VIVOS TRUST
                                   CODY C. MCPHERSON INTER VIVOS TRUST
                                   TERENCE M. LONDON INTER VIVOS TRUST
                                   TERENCE J. GOODING 1994 TRUST
                                   BARBARA A. GOODING 1994 TRUST
                                   IVERNA REDMOND
                                   MAUREEN WISCHHUSEN
                                   MARGARET GOODING
                                   MARY J. OLSON
                                   YVONNE DUGGER
                                   DARREL WEBLEY
                                   DUANE WEBLEY
                                   DEBORAH SPARKS
                                   SNOW HILL TRUSTEES
                                   RICHARD J. BERRY

                                   GERALDINE MARY BERRY
                                   PAUL STEVENSON
                                   SUZANNE EVE STEVENSON
                                   PHILIP J. COOKE


                                   By: /s/ Terence J. Gooding
                                      ----------------------------------------
                                      Terence J. Gooding, as Attorney-in-Fact


                                   BEN J. CONSTANTINI


                                   By: /s/ Ben J. Constantini
                                      ----------------------------------------
                                      Ben J. Constantini


                                   DEREK T. MORIKAWA
                                    /s/ Derek T. Morikawa
                                   -----------------------------
                                   Derek T. Morikawa

                              MEGAN MORIKAWA INTER VIVOS TRUST
                              EVAN MORIKAWA INTER VIVOS TRUST

                              By: /s/ Derek T. Morikawa
                                 -------------------------------------------
                                 Derek T. Morikawa, Attorney-in-Fact


                              ROD BALLARD
                              KEITH BARGROFF
                              RICHARD BERRY
                              PAT BONFILS
                              JOSEPH A. BUDANO
                              VICKIE L. CAPPS
                              CHARLES CITRON
                              BEN J. CONSTANTINI
                              DANIEL FISH
                              BRUCE GOULD
                              MICHAEL HUFF
                              RICHARD JAWORSKI
                              RONALD JENT
                              BARRY KITAEN
                              MICHAEL LATHAM
                              ANN LITTLE
                              JOSEPH MATIBAG
                              NORMAN MILLER
                              DEREK T. MORIKAWA
                              ERNEY NIKOU
                              JEFFREY PERRIN

                              MICHAEL RICHARDSON
                              MICHAEL SCIULLI
                              BRYAN WHATLEY
                              PAUL ASHTIANI
                              ANTHON EDWARD BAYLY
                              DAVID COOPER
                              PAUL ROBERTS
                              RICHARD RODDIS
                              PAUL STEVENSON
                              DAVID WALKER
                              STEVEN MANNING
                              KOON ENG TAN
                              YONG CHANG YANG
                              ULRICH DIEHL
                              ROL KAINDL
                              WINFRIED LENNE
                              PETER MASSAM
                              JOUKE RIJPSTRA
                              KLAUS ROMANEK
                              SOREN SCHNAPKA
                              DIETER SCHWEISTHAL
                              NORBERT STADHOUDERS
                              WIELAND WEIGLER
                              MICHEL BOUQUAIN
                              ENZO DI LUIGI
                              OLIVIER MASSELIN
                              FRANCOIS PLAZANET
                              FREDERICK TROJANI
                              LUKA RADOMIROV


                             By: /s/ Terence J. Gooding
                                -----------------------------------------------
                                  Terence J. Gooding, as Attorney-in-Fact